Exhibit 99.1

Contact:
Karen Chang
Senior Vice President &

Chief Financial Officer

Phone: (215) 564-5900
Email: ir@luminentcapital.com

LUMINENT ANNOUNCES APPOINTMENT OF ZACHARY H. PASHEL AS CHIEF EXECUTIVE OFFICER

PHILADELPHIA, PA, May 15, 2008 — Luminent Mortgage Capital, Inc. (OTCBB: LUMC) is pleased to announce the immediate appointment of Zachary H. Pashel as its President and Chief Executive Officer. Mr. Pashel has been an independent director of Luminent since September 2007. Prior to assuming his new position as President and CEO of Luminent, Mr. Pashel was Executive Vice President and Head of Structured Finance at The Chotin Group Corporation, where he oversaw its $6 billion asset management business. These assets consisted of structured products primarily focused on residential mortgage credit and collateralized debt obligations.

“We believe Mr. Pashel is the ideal candidate to take Luminent forward,” commented Craig A. Cohen, Chairman of the Board of Directors. “His extensive experience in the management of mortgage-related assets provides him with the desired background to lead Luminent as it works to diversify its product suite upon completion of its proposed conversion to a publicly traded partnership and to build a premier asset management business that can look beyond the national market to explore more global opportunities. We are fortunate to have him on our team.”

Mr. Pashel proved enthusiastic about his new position, “In my role as independent director, I recognized the potential of the Luminent platform and the quality of the team behind it. Now, as its President and Chief Executive officer, I look forward to working alongside these excellent professionals, directing their specialized knowledge to revitalize Luminent and help it move in a new direction as it works towards developing a more global focus. I am confident that we have the capacity to restructure the company, taking advantage of the opportunities that have resuscitated in the mortgage market and becoming important players in this new environment.”

The appointment of Mr. Pashel as head of the specialized professionals at Luminent is considered a fundamental step in its imminent restructuring plans. Luminent LLC recently filed an S-4 registration statement with the Securities and Exchange Commission with respect to its proposed conversion from a Maryland corporation qualified as a Real Estate Investment Trust, or REIT, to a Delaware limited liability company that would be treated as a publicly-traded partnership, or PTP, for U.S. federal income tax purposes. Contingent on the completion of the restructuring, the PTP plans to diversify and offer fee-based services including asset management advisory services, sub-manager services for investment funds and credit risk management. Luminent also aims to develop its services platform to explore international opportunities. Luminent’s board expects this new structure will significantly enhance its flexibility for investment diversification and cash management.

Prior to his role at The Chotin Group Corporation, Mr. Pashel was a principal at Deson & Co. and Greyrock Capital partners. Both groups specialized in middle market private equity and M&A advisory services. Mr. Pashel succeeds Mr. S. Trezevant Moore, Jr. in the role of President and Chief Executive Officer.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that Luminent may experience unanticipated margin calls, that the collateral securing its indebtedness may become illiquid with a resulting drop in value, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. The contents of this press release is qualified in its entirety to the appropriate documents filed with the SEC on Form 8-K.

ADDITIONAL INFORMATION

Luminent LLC, an affiliate of the Company, has filed a Form S-4 registration statement with the SEC, which contains a preliminary proxy statement/prospectus relating to the Company’s 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to the stockholders of the Company when it becomes available. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., One Commerce Square, 21st floor, 2005 Market Street, Philadelphia, PA 19103; telephone: (215) 564-5900.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning such participants’ ownership of the Company’s common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.